UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 14, 2009

THE CHEESECAKE FACTORY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26901 Malibu Hills Road

Calabasas Hills, California 91301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(818) 871-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with David Overton.

On July 14, 2009, the Compensation Committee of the Board of Directors (the “Committee”) of The Cheesecake Factory Incorporated (the “Company”) approved an employment agreement (the “Agreement”) with David Overton, the Company’s Chairman of the Board and Chief Executive Officer.  The Agreement replaces a prior employment agreement with the Company which expired upon approval of the new Agreement.  A summary of the material terms of the Agreement is set forth below and such summary is qualified in its entirety by reference to the definitive terms of the Agreement, a copy of which is filed herewith as Exhibit 10.1.  Capitalized terms used without other definition in this Current Report on Form 8-K have the same meanings set forth in the Agreement.

The Agreement has a term beginning June 30, 2009 and ending on May 7, 2012; however, the Agreement shall terminate automatically upon Mr. Overton’s death or Permanent Disability.  Under the Agreement, and effective June 30, 2009, the Company shall pay Mr. Overton a salary at the initial annualized rate of $850,000, which may be subject to increase in the discretion of the Committee.  While employed full-time by the Company pursuant to the Agreement, Mr. Overton shall be eligible to be a participant in the Company’s Performance Incentive Plan, including other discretionary bonus awards under the Incentive Plan, subject to the terms, conditions and limitations of such Incentive Plan, and shall be entitled to participate equitably with other executive officers in any plan of the Company relating to pension, thrift, profit sharing, life insurance, disability income insurance, medical coverage, education or other retirement or employee benefits that the Company has adopted or may adopt for the benefit of its executive officers.  He also shall be entitled to receive (i) an annual paid vacation in accordance with the Company’s general administrative policy, (ii) all other fringe benefits which are now or may be provided to the Company’s executive officers and (iii) reimbursement of his reasonable business expenses in accordance with the Company’s established policies.

During the term of the Agreement, and at the discretion of the Compensation Committee, Mr. Overton shall be eligible for future grants of options to purchase the Company’s common stock, restricted shares or other equity incentives under the Company’s equity incentive plans.  If, on the Date of Termination, any installment of nonqualified stock options to purchase shares of the Company’s common stock granted to Mr. Overton pursuant to the 2001 Omnibus Stock Incentive Plan (the “Plan”) on or subsequent to December 29, 2004 and prior to May 7, 2009 are not then exercisable and Mr. Overton’s employment has not terminated for Cause, such installment shall become immediately exercisable subject to expiration as set forth in the Plan or any option agreement.

The Company has also agreed to seek to maintain director and officer liability insurance while Mr. Overton is employed by the Company and to seek to maintain such insurance for a period of at least 36 months following his Date of Termination, subject to certain limitations as set forth in Section 11 of the Agreement.

If Mr. Overton’s employment with the Company terminates for any reason other than for Cause, death or Permanent Disability, or if Mr. Overton voluntarily resigns his employment with the Company for a Good Reason, then the Company, following the Date of Termination and for the Term of the Agreement, shall (i) continue payment of Mr. Overton’s then existing salary, (ii) at its expense, continue to provide Mr. Overton with an automobile at the comparable level provided to him prior to the Date of Termination, (iii) pay Mr. Overton a performance achievement bonus under the Incentive Plan that is proportionately adjusted to take into account the period of his actual service during the fiscal year in which his employment is terminated, subject to certain limitations as more fully described in the Agreement, and (iv) at its expense, continue on behalf of Mr. Overton and his dependents and beneficiaries the life insurance, disability, medical, dental and hospitalization benefits provided to Mr. Overton, on the terms and conditions set forth and as further limited by Section 14(a) of the Agreement.  In the event that Mr. Overton is entitled to receive Company Payments under the Agreement or under any other plan, agreement or arrangement with the Company that may separately or in the aggregate constitute “parachute payments” within the meaning of Internal Revenue Code Section 280G and such payments will be subject to any excise tax pursuant to Internal Revenue Code Section 4999 or any similar or successor provision, the Company Payments to Mr. Overton may be subject to certain reductions as more fully described in Section 10 of the Agreement.

In addition to all amounts otherwise payable under the Agreement, the Company shall pay Mr. Overton, during his lifetime or in the event of his death to his designated beneficiary or his estate if no beneficiary is designated, a Founder’s Retirement Benefit in the annual amount of $650,000 for a period of ten (10) years, payable in equal monthly installments.  The Founder’s Retirement Benefit shall commence on the first regular Company payroll date occurring at the later of the end of the Term of the Agreement or at least six (6) months and one (1) day after Mr. Overton’s Separation from Service.

Following his Separation from Service and continuing during his lifetime, Mr. Overton shall have the title “Founder” of the Company and, if his employment was not terminated for Cause, he shall also have the title “Chairman Emeritus.”  In addition, for a period of up to ten (10) years following his Separation from Service, provided that his  employment was not terminated for Cause, the Company shall, insofar as feasible, provide to Mr. Overton an office in the Company’s executive suite and the assistance of a secretary, subject to certain limitations as further described in Section 15 of the Agreement.

ITEM 8.01

OTHER EVENTS

In a press release dated July 14, 2009, The Cheesecake Factory Incorporated announced it will release second quarter fiscal 2009 financial results after the market close on Thursday, July 23, 2009.  The Company will hold a conference call to discuss its results the same day at 2:00 p.m. Pacific Time, which will be broadcast live over the Internet.

To listen to the conference call, participants should go to the Company’s website at thecheesecakefactory.com at least 15 minutes prior to the call to register and download any necessary audio software.  Click on the “Investors” link on the home page, and select the link for the “Q2 Fiscal 2009 Earnings Conference Call” at the top of the page.  An archive of the webcast will be available shortly after the call and continue through August 23, 2009.

The full text of the press release is attached as Exhibit 99.1 to this report and is hereby incorporated by reference herein.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)         Exhibits

10.1	Employment Agreement between the Company and David Overton dated July 14, 2009
99.1	Press release dated July 14, 2009 entitled “The Cheesecake Factory to Webcast Second Fiscal Quarter 2009 Earnings Conference Call on July 23, 2009”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2009	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ W. Douglas Benn
W. Douglas Benn
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Employment Agreement between the Company and David Overton dated July 14, 2009
99.1	Press release dated July 14, 2009 entitled “The Cheesecake Factory to Webcast Second Fiscal Quarter 2009 Earnings Conference Call on July 23, 2009”